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                                                                  Exhibit 10.4.1


September 6, 2001



Anthony P. Johns, President & CEO
CTI Group (Holdings) Inc.
333 N. Alabama Street
Indianapolis, IN 46204

Dear Tony:

We hereby acknowledge and accept with regret your 90-day notice of resignation as President & CEO of CTIG as of today's date to pursue other entrepreneurial challenges.

We have agreed with you today that you will continue with your duties as heretofore until January 31, 2002 to assist in the recruitment of a suitable replacement and orderly transition of your responsibilities. You will receive all compensation entitlement per the terms of your employment contract up to this date of January 31, 2002. In the event that your services are required beyond that date, we have agreed that we shall enter into a mutually acceptable consultancy agreement with you at that time, assuming your personal circumstances permit.

In recognition of your accommodation of the Company's requirements, we confirm that your full severance entitlement of $500,000 will be paid to you within 90 days following the expiration of the official 90-day notice period, expiring on December 6, 2001. Also, the Company will reimburse you for net out of pocket expenses in connection with the early termination of your present lease in Indianapolis of $1,170 per month, which expires on April 30, 2002.

In addition, the Company will reimburse you for your relocation expenses from Indianapolis to your next location of residence up to a maximum of $5,000, provided such relocation takes place before April 30, 2002.

                                                  For and On Behalf of the
                                                  Board of Directors of CTI
                                                  GROUP (HOLDINGS) INC.


                                                  By /s/ Harold D. Garrison
                                                    ----------------------------
                                                    Harold D. Garrison, Chairman

                                                  And

                                                   /s/ Michael Leeds
                                                  ------------------------------
                                                    Michael Leeds, Vice Chairman